UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             December 15, 2003

EQUITABLE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	1-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (412) 553-5700

NONE

(Former name or former address, if changed since last report)

Item 9.            Regulation FD Disclosure

Corporate Governance

Equitable Resources, Inc. (the Company) has added a Corporate Governance section to the investor relations section of the Company’s website.  Included in this section are the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics.  There is also contact information for employees or other interested parties to report violations of these policies. The posting of this information is intended to comply with new SEC and NYSE rules.

2004 Annual Meeting of Shareholders

                        The annual meeting of shareholders of Equitable Resources, Inc. will be held on Wednesday, April 14, 2004, at 10:30 a.m. The meeting will be held in the Allegheny Room of the Omni William Penn Hotel located at 530 William Penn Place in Pittsburgh, Pennsylvania. Individuals owning common stock of Equitable Resources at the close of business on February 16, 2004, may vote at this meeting. There has been no change to the due date for delivery of shareholder proposals to be included in the proxy statement for the Company’s 2004 annual meeting.

SIGNATURE

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By	/s/ David L. Porges
David L. Porges
Executive Vice President and
Chief Financial Officer

December 15, 2003